UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

September 9, 2016

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I. R. S. EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 20, 2016, OSI Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Apple Merger Sub, Inc., a newly formed and wholly owned subsidiary of the Company (“Merger Sub”), and American Science and Engineering, Inc., a Massachusetts corporation (“AS&E”), providing for the merger of Merger Sub with and into AS&E (the “Merger”), with AS&E surviving the Merger as a wholly owned subsidiary of the Company. This Current Report on Form 8-K is being filed in connection with the completion on September 9, 2016 (the “Closing Date”) of the transactions contemplated by the Merger Agreement.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

Pursuant to the terms and conditions set forth in the Merger Agreement, on the Closing Date, the Company acquired AS&E by way of a merger of Merger Sub with and into AS&E, with AS&E surviving the Merger as a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, and on the terms and subject to the conditions therein, at the effective time of the Merger (the “Effective Time”), each share of common stock of AS&E, par value $0.66 2/3 per share (“AS&E Common Stock”), issued and outstanding immediately prior to the Effective Time, was automatically converted into the right to receive $37.00 in cash, without interest (the “Merger Consideration”), excluding shares owned by the Company or any subsidiary of the Company or AS&E. The aggregate consideration paid by OSI in the Merger was approximately $269 million, excluding related transaction fees and expenses.

Effective as of immediately prior to the Effective Time, each option to purchase shares of AS&E Common Stock vested in full (to the extent unvested) and was automatically cancelled and converted into the right to receive the excess, if any, of the Merger Consideration over the exercise price per share of such option. No such option had an exercise price less than the Merger Consideration. Each AS&E restricted stock award vested in full (to the extent unvested) and was automatically cancelled and converted into the right to receive the Merger Consideration.  Each AS&E restricted cash award was assumed by the Company, and each AS&E restricted stock unit award was assumed by the Company and converted into a new award of restricted stock units covering a number of shares of the Company’s common stock equal to the product of (i) the total number of shares of AS&E’s common stock then underlying such restricted stock unit award multiplied by (ii) the quotient obtained by dividing (x) the Merger Consideration by (y) the average closing sales price for a share of the Company’s common stock on The NASDAQ Global Select Market for the 10 consecutive trading days ending with, and including, the trading day that is two trading days prior to the Closing Date.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 21, 2016 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 12, 2016, the Company issued a press release announcing the closing of the Merger. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016		OSI Systems, Inc.

	By:	/s/ Victor Sze
Victor S. Sze
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 12, 2016